Exhibit 99.1

PLBY Group Announces Successful Completion of Debt Refinancing

New term loan expected to reduce annual debt service by over $13 million
Debt maturity extended to May 2027

LOS ANGELES – May 25, 2021 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced the successful completion of the refinancing of their existing credit facility through a $160 million senior secured term loan maturing in May 2027.

The new term loan will accrue interest at LIBOR plus 5.75%, with a single step-down to LIBOR plus 5.25% upon achieving gross leverage of 3.0x, subject to a LIBOR floor of 0.5%. The debt refinancing is expected to result in an estimated $3 million in annual interest expense savings, reduce amortization by over $3 million annually, and eliminate over $7 million in annual excess cash flow sweep payments. The refinancing also allows the Company to request to borrow at least $30 million of additional incremental term loans, and the Company may borrow unlimited additional amounts of pari passu debt as long as its senior secured leverage ratio is below 4.75x.

“We are pleased to further strengthen our financial flexibility by refinancing our existing facility with a new term loan that should reduce our annual debt service by over $13 million and which provides a defined path for additional borrowing to fund M&A,” said Lance Barton, Chief Financial Officer of PLBY Group. “Following the strength of our first quarter results, we are well-positioned to execute on both our organic and M&A growth initiatives and build upon our incredible global brand.”

About PLBY Group, Inc.
PLBY Group connects consumers around the world with products, services, and experiences to help them look good, feel good, and have fun. PLBY Group serves consumers in four major categories: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable, iconic brands in the world, driving billions of dollars in consumer spending annually across 180 countries. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of the Company’s recent business combination and its acquisitions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of COVID-19 pandemic on the Company’s business; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the business combination, recent acquisitions or any proposed transactions disrupt the Company’s current plans and operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to the business combination, acquisitions and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company's annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com